Cross Border Resources Inc. 10-K/A

EX-23.2

JOE C. NEAL & ASSOCIATES
PETROLEUM AND ENVIRONMENTAL ENGINEERING CONSULTANTS
300 NORTH MARIENFELD, SUITE 200
432-683-4371 FAX:432-683-9279
E-Mail: info@joecneal.com

March 12, 2012

Cross Border Resources, Inc.
22610 US Highway 281 N., Suite 218
San Antonio, TX 78258

Re: Consent of Joe C. Neal & Associates

Attn: Larry Risley

The undersigned hereby consents to the references to our firm in the form and context in which they appear in the Annual Report on Form 10-K for the year ended December 31, 2011, of Cross Border Resources Inc. (the “Report”). We hereby further consent to the inclusion in the Report of estimates of oil and gas reserves contained in our report “Evaluation of Oil and Gas Reserves of Cross Border Resources, Inc., Effective Date: January 1, 2012” and to the inclusion of our report dated February 2, 2012 as an exhibit to the Report, as well as the incorporation by reference of the estimates of oil and gas reserves contained in our report “Evaluation of Oil and Gas Reserves of Pure Energy Group, Inc., Effective Date: December 31, 2010” and to our report dated August 10, 2011. We further consent to the incorporation by reference thereof into Doral Energy Corp.’s Registration Statements on Form S-8 (Registration Nos. 333-168724 and No. 333-159480).

Your Very Truly,

/s/ Joe C. Neal & Associates
JOE C. NEAL & ASSOCIATES
Licensed Professional Engineer
Registration Number: 23238
Registered Professional Engineering Firm
Registration Number: F-001308